Exhibit 99.1

Courtyard by Marriott Mission Valley

Financial Statements

September 30, 2012 and December 31, 2011

Independent Auditor’s Report

To the Owner

Courtyard by Marriott Mission Valley

We have audited the accompanying carve-out balance sheets of the Courtyard by Marriott Mission Valley (the Hotel), a business acquired from Gaslamp Holdings, LLC (Owner), as of September 30, 2012 and December 31, 2011, and the related carve-out statements of operations, net parent company investment and cash flows for the nine month period ended September 30, 2012 and the year ended December 31, 2011.  These carve-out financial statements are the responsibility of the Hotel’s management.  Our responsibility is to express an opinion on these carve-out financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the carve-out financial statements referred to above present fairly, in all material respects, the financial position of the Courtyard by Marriott Mission Valley as of September 30, 2012 and December 31, 2011, and the results of its operations and its cash flows for the nine month period ended September 30, 2012 and the year ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey LLP

Chicago, Illinois

February 15, 2013

Courtyard by Marriott Mission Valley

Balance Sheets

	September 30,	December 31,
	2012	2011
Assets
Property and equipment, net	$46,868,628	$48,129,126
Cash and cash equivalents	1,142,296	458,557
Accounts receivable	540,324	351,091
Inventories	54,572	41,548
Prepaid expenses and other assets	163,100	165,735
Due from affiliate	-	15,857
Deferred financing costs (net of accumulated amortization of $17,848 and $10,391, respectively)	22,966	30,423

	$48,791,886	$49,192,337

Liabilities and Net Parent Company Investment
Mortgage payable	$37,966,342	$38,265,428
Accounts payable and accrued expenses	601,249	615,284
Accrued property taxes	121,806	-
	38,689,397	38,880,712

Net parent company investment	10,102,489	10,311,625

	$48,791,886	$49,192,337

See Notes to Financial Statements.

Courtyard by Marriott Mission Valley

Statements of Operations

	Nine Month
	Period Ended	Year Ended
	September 30, 2012	December 31, 2011
Revenue:
Rooms	$9,705,827	$11,491,151
Food and beverage	1,139,675	1,535,325
Other operating departments	840,853	1,178,903
	11,686,355	14,205,379

Operating expenses:
Rooms	1,553,137	1,951,233
Food and beverage	899,846	1,142,936
Other operating departments	119,655	181,478
General and administrative	673,082	822,836
Utilities	297,622	411,918
Repairs and maintenance	310,556	397,316
Sales and marketing	781,118	905,117
Management fees	350,575	697,989
Franchise fees	535,348	871,432
Property taxes and insurance	459,582	605,824
Depreciation and amortization	1,393,739	1,846,445
	7,374,260	9,834,524

Income from operations	4,312,095	4,370,855

Other expense:
Interest expense	1,527,196	2,008,735

Net income	$2,784,899	$2,362,120

See Notes to Financial Statements.

Courtyard by Marriott Mission Valley

Statements of Net Parent Company Investment

Balance, January 1, 2011	$11,226,517

Transfers to owner	(3,277,012)

Net income	2,362,120

Balance, December 31, 2011	10,311,625

Transfers to owner	(2,994,035)

Net income	2,784,899

Balance, September 30, 2012	$10,102,489

See Notes to Financial Statements.

Courtyard by Marriott Mission Valley

Statements of Cash Flows

	Nine Month
	Period Ended	Year Ended
	September 30, 2012	December 31, 2011
Cash Flows from Operating Activities
Net income	$2,784,899	$2,362,120
Depreciation and amortization	1,393,739	1,846,445
Amortization of fair market value adjustment on mortgage payable assumed	762,368	963,995
Changes in:
Accounts receivable	(189,233)	(90,373)
Inventories	(13,024)	11,489
Prepaid expenses and other assets	2,635	(64,038)
Due from affiliate	15,857	(15,857)
Accounts payable and accrued expenses	(14,035)	72,577
Accrued property taxes	121,806	-
Net cash provided by operating activities	4,865,012	5,086,358

Cash Flows from Investing Activities Additions to property and equipment	(125,784)	(51,677)
Cash used in investing activities	(125,784)	(51,677)

Cash Flows from Financing Activities
Mortgage principal payments	(1,061,454)	(1,390,300)
Deferred financing costs	-	(13,350)
Transfers to owner	(2,994,035)	(3,277,012)
Cash used in financing activities	(4,055,489)	(4,680,662)

Net change in cash and cash equivalents	683,739	354,019

Cash:
Beginning of period	458,557	104,538

End of period	$1,142,296	$458,557

Supplemental Disclosure of Cash Flow Information Cash paid for interest	$764,828	$1,044,740

See Notes to Financial Statements.

Courtyard by Marriott Mission Valley

Notes to Financial Statements

Note 1.                             Description of Organization and Operations

The Courtyard by Marriott Mission Valley (the Hotel) is a 317-room limited service hotel located in San Diego, California.   Gaslamp Holdings, LLC (the Owner), a California limited liability company, acquired the Hotel on June 25, 2010 from a related party.

The Owner sold the Hotel to a third party on December 6, 2012 (see Note 8).  These financial statements have been prepared in connection with this transaction and present the carve-out historical financial position, results of operations and cash flows of the Hotel as if it operated on a stand-alone basis subject to the Owner’s control.

Note 2.                             Summary of Significant Accounting Policies

Basis of presentation:  The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The financial statements only include the assets and liabilities that are specifically attributable to the Hotel and may not necessarily reflect the Hotel’s results of operations, financial position and cash flows in the future or what its results on operations, financial position and cash flows would have been had the Hotel been a stand-alone entity or as an entity independent of the Owner during the periods presented.

The net parent company investment of the Hotel is primarily comprised of (i) the initial investment to establish the net assets; (ii) the accumulated net earnings or losses; (iii) net cash transfers to or from the Owner, including those related to cash management functions performed by the Owner; and (iv) non-cash changes in financing arrangements, including the conversion of certain liabilities into Owner’s net investment.

Cash and cash equivalents:  Cash equivalents include highly liquid investments with an original maturity of three months or less from the date of purchase.  At times, balances in the Hotel’s cash accounts may exceed federally insured limits.  The Hotel has not experienced any losses on such accounts.

Accounts receivable:  Accounts receivable are comprised of (a) amounts billed but uncollected for room rental and food and beverage sales and (b) amounts earned but unbilled for the aforementioned services until guests check out of the Hotel.  Receivables are recorded at management’s estimate of the amounts that will ultimately be collected.  At September 30, 2012 and December 31, 2011, no allowance for doubtful accounts was deemed necessary by the Hotel.

Inventories:  Inventories consist of food, beverage and supplies and are stated at the lower of cost or market.

Property and equipment:  Property and equipment including land, building and improvements, site improvements and furniture, fixtures and equipment are initially recorded at fair value upon acquisition pursuant to the application of purchase accounting in accordance with GAAP.  Property and equipment purchased after the Hotel acquisition date is recorded at cost.  Replacements and improvements are capitalized, while repairs and maintenance are expensed as incurred.

Courtyard by Marriott Mission Valley

Notes to Financial Statements

Note 2.                             Summary of Significant Accounting Policies (Continued)

The asset groups below are depreciated using the straight-line method over the following estimated useful lives:

Building and improvements	40 years
Site improvements	15 years
Furniture, fixtures and equipment	5 years
Information systems and telecommunications	3 years

Management of the Hotel reviews the property and equipment for impairment when events or changes in circumstances indicate the carrying amount of the Hotel may not be recoverable.  If such conditions exist, management will estimate the future cash flows from operations and disposition of the Hotel.  If the estimated undiscounted future cash flows are less than the carrying amount of the assets and the carrying amount of the assets is in excess of the fair value, an adjustment to reduce the carrying amount to the Hotel’s estimated fair value would be recorded and an impairment loss would be recognized.  No impairment of the carrying value of long-lived assets was recognized during the nine month period ended September 30, 2012 or the year ended December 31, 2011.

Assets classified as held for sale are accounted for at the lower of the assets’ fair value less costs to sell or the assets’ carrying amount and depreciation ceases at the time the assets are classified as held for sale.  Upon the sale or retirement of the fixed asset, the cost and related accumulated depreciation will be removed from the Hotel’s accounts and any resulting gain or loss will be included in the statement of operations.

Deferred financing costs:  Legal fees and certain other costs incurred in connection with obtaining the mortgage loan are capitalized and amortized on a straight-line basis over the term of the loan.  Amortization expense incurred during the nine month period ended September 30, 2012 and the year ended December 31, 2011 was $7,457 and $8,831, respectively.

Revenue recognition:  Hotel revenues are recognized when services are provided or items are sold.  Revenue consists of room sales, food and beverage sales and other department revenues such as telephone and parking.  Sales and occupancy taxes collected from customers submitted to taxing authorities are not recorded in revenue.

Advertising costs:  The Hotel expenses all advertising costs, including production cost of print, radio, television and other advertisements as incurred.  The franchise agreement provides for monthly marketing assessments and a majority of advertising costs are incurred by the franchisor.  The Hotel incurred advertising costs of $242,232 and $233,951 for the nine month period ended September 30, 2012 and the year ended December 31, 2011, respectively.

Courtyard by Marriott Mission Valley

Notes to Financial Statements

Note 2.                             Summary of Significant Accounting Policies (Continued)

Income taxes:  No provision for federal income taxes has been made as the liability for such taxes is that of the Owner, rather than the Hotel.  The Hotel is subject to the statutory requirements of the states in which it conducts business.  Management of the Hotel identifies tax positions taken or expected to be taken in the course of preparing the Hotel’s tax returns to determine whether the tax positions are more-likely-than-not of being sustained when challenged or when examined by the applicable taxing authority.  For the nine month period ended September 30, 2012 and the year ended December 31, 2011, management has determined that there are no material uncertain tax positions.

Use of estimates:  The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

Note 3.                             Property and Equipment

Property and equipment consisted of the following:

	September 30,	December 31,
	2012	2011

Land	$8,300,000	$8,300,000
Building and improvements	37,108,541	37,108,541
Site improvements	1,390,195	1,365,396
Furniture, fixtures and equipment	4,208,013	4,107,028
Information systems and telecommunications	2,843	2,843
	51,009,592	50,883,808
Less accumulated depreciation	(4,140,964)	(2,754,682)

	$46,868,628	$48,129,126

Depreciation expense was $1,386,282 and $1,837,614 for the nine month period ended September 30, 2012 and the year ended December 31, 2011, respectively.

Note 4.                             Mortgage Payable

On June 25, 2010, in conjunction with the acquisition of the Hotel, the Owner assumed a first mortgage loan in the original principal amount of $45,000,000.  The loan is secured by the Hotel’s property and equipment as well as an assignment of rights to all other assets and income of the Hotel.  The loan matures on March 1, 2015.  On December 6, 2012, the outstanding principal balance of the loan was repaid in full in connection with the sale of the Hotel (see Note 8).

The mortgage loan bears interest at a variable rate of LIBOR plus 2.20 percent (2.42 percent and 2.47 percent at September 30, 2012 and December 31, 2011, respectively) and requires monthly payments of principal and interest totaling $202,920 based on a 25 year amortization period through maturity.

The outstanding principal balance of the mortgage loan at assumption on June 25, 2010 was $43,783,318 and the fair value of the mortgage loan was $38,957,963, resulting in a fair market value adjustment of $4,825,355.  Amortization of the fair value adjustment in the amount of $762,368 and $963,995 for the nine month period ended September 30, 2012 and the year ended December 31, 2011, respectively, was included in interest expense on the accompanying statements of operations.  The outstanding principal balance of the mortgage loan at September 30, 2012 and December 31, 2011 was $40,554,567 and $41,616,021, respectively.

Courtyard by Marriott Mission Valley

Notes to Financial Statements

Note 4.                             Mortgage Payable (Continued)

Estimated minimum payments on the mortgage loan are as follows for the years ended September 30:

2013	$965,679
2014	929,723
2015	38,659,165
40,554,567
Fair market value adjustment	(2,588,225)
$37,966,342

The Hotel is required to maintain a debt service coverage ratio of at least 1.30 to 1.00.  The debt service coverage ratio is evaluated quarterly and, in the event that the requirement is not met, the Hotel may be required to deposit funds into an interest-bearing account controlled by the lender as additional collateral for the loan.

In connection with the assumption of the mortgage loan, an affiliate of the Owner assumed all liability and obligation related to a guaranty agreement and an environmental indemnity agreement that provide for full recourse on the obligations.

Note 5.                             Management Agreements

Effective June 25, 2010, the Owner entered into a management agreement with an affiliate of the Owner to manage and operate the Hotel for a term of 20 years.  The management agreement provided for a base management fee equal to 4 percent of gross revenue (as defined) and an annual incentive management fee in an amount agreed upon by the Owner.  The management agreement was terminated on February 28, 2011.

Effective March 1, 2011, the Owner entered into a new management agreement with Evolution Hospitality, LLC (Evolution) to manage and operate the Hotel for an initial term of five years.  The management agreement provides for a base management fee equal to 3 percent of gross revenue (as defined) and an annual incentive management fee in an amount agreed upon by the Owner.  The agreement may be terminated at any time by either party, without penalty, by providing written notice at least 65 days prior to cancellation.

Total base management fees incurred in connection with the management agreements were $350,575 and $447,989 for the nine month period ended September 30, 2012 and the year ended December 31, 2011, respectively.  The Hotel paid incentive management fees of $0 and $250,000 during the nine month period ended September 30, 2012 and the year ended December 31, 2011, respectively.

Note 6.                             Franchise Agreement

On June 25, 2010, in connection with the acquisition of the Hotel, the Owner assumed a franchise agreement with Marriott International, Inc., which expires in 2028.  The agreement provides for the payment of monthly royalty fees and marketing program fees equal to 5 percent of gross room revenue and 2 percent of gross room revenue, respectively.  Pursuant to an amendment to the franchise agreement, the monthly royalty fees were reduced to 3.5 percent of gross room revenue beginning January 1, 2012 through December 31, 2013.  Total royalty fees and marketing program fees incurred during the nine month period ended September 30, 2012 and the year ended December 31, 2011 were $535,348 and $871,432, respectively.

Courtyard by Marriott Mission Valley

Notes to Financial Statements

Note 7.                             Commitments and Contingencies

The Owner is involved from time to time in litigation arising from the normal course of business, none of which is expected to have a material adverse effect on the financial position, results of operations or cash flows of the Hotel.

Note 8.                             Subsequent Events

The Hotel has evaluated subsequent events for potential recognition and/or disclosures on the financial statements through February 15, 2013, the date the financial statements were available to be issued.  No adjustments to the amounts reported were considered necessary.

On October 16, 2012, the Owner entered into an agreement to sell the Hotel to an unaffiliated third party for a contractual price of $85,000,000.  The sale of the Hotel was completed on December 6, 2012.  The acquirer did not assume any amounts due under the mortgage payable.  Evolution was retained to manage and operate the Hotel.